UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 30, 2014

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	(773) 304-5050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2014, Lawson Products, Inc. ("Lawson") completed the sale of its 226,000 square foot Reno, Nevada distribution center for $8.6 million of cash. The Company previously announced its intent to sell the distribution center on a Current Report Form 8-K dated May 12, 2014. In connection with the sale, the Company entered into an Agreement of Lease ("Agreement") to lease a portion of the distribution center in Reno, Nevada with KTR Property Trust III, a real estate investment trust ("Lessor").

The Agreement is for $4.6 million of base rent plus operating expenses, as defined in the Agreement, over the 10 year term for use of approximately 105,000 square feet of the building.

A copy of the Agreement is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off—Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

10.1	Agreement of Lease.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date:	July 2, 2014	By: /s/ Ronald J. Knutson
Name: Ronald J. Knutson
Title: Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement of Lease